Okta Announces Strong Third Quarter Results
•Increases revenue and operating profit outlook for fiscal 2021
•Q3 revenue grew 42% year-over-year; subscription revenue grew 43% year-over-year
•Remaining performance obligations (RPO), or subscription revenue backlog, grew 53% year-over-year
•Record quarterly operating and free cash flows
•Appoints Board Member Mike Kourey to succeed Bill Losch, who is retiring, as Chief Financial Officer in March 2021

SAN FRANCISCO – December 2, 2020 – Okta, Inc. (NASDAQ: OKTA), the leading independent provider of identity for the enterprise, today announced financial results for its third quarter ended October 31, 2020.

"We are seeing the importance of a modern identity platform like the Okta Identity Cloud grow as businesses around the world accelerate their adoption of cloud-based applications and re-imagine their digital customer experiences,” said Todd McKinnon, Chief Executive Officer and co-founder of Okta. “Our strong third quarter results reflect Okta's leading position in identity and access management and our continued ability to execute and drive industry-leading performance.”

Third Quarter Fiscal 2021 Financial Highlights:
•Revenue: Total revenue was $217.4 million, an increase of 42% year-over-year. Subscription revenue was $206.7 million, an increase of 43% year-over-year.
•Remaining Performance Obligations (RPO): RPO was $1.58 billion, an increase of 53% year-over-year. Current RPO, which is contracted subscription revenue expected to be recognized over the next 12 months, was $753.2 million, up 46% compared to the third quarter of fiscal 2020.
•Calculated Billings: Total calculated billings were $252.4 million, an increase of 44% year-over-year.
•GAAP Operating Loss: GAAP operating loss was $52.0 million, or 23.9% of total revenue, compared to $45.7 million, or 29.9% of total revenue, in the third quarter of fiscal 2020.
•Non-GAAP Operating Income/Loss: Non-GAAP operating income was $5.5 million, or 2.5% of total revenue, compared to a non-GAAP operating loss of $8.1 million, or 5.3% of total revenue, in the third quarter of fiscal 2020.
•GAAP Net Loss: GAAP net loss was $72.8 million, compared to $63.5 million in the third quarter of fiscal 2020. GAAP net loss per share was $0.56, compared to $0.53 in the third quarter of fiscal 2020.
•Non-GAAP Net Income/Loss: Non-GAAP net income was $5.7 million, compared to a non-GAAP net loss of $3.8 million in the third quarter of fiscal 2020. Non-GAAP basic and diluted net income per share was $0.04, compared to a non-GAAP basic and diluted net loss per share of $0.03 in the third quarter of fiscal 2020.
•Cash Flow: Net cash provided by operations was $43.4 million, or 20.0% of total revenue, compared to net cash provided by operations of $10.6 million, or 7.0% of total revenue, in the third quarter of fiscal 2020. Free cash flow was $41.6 million, or 19.1% of total revenue, compared to $9.2 million, or 6.0% of total revenue, in the third quarter of fiscal 2020.

•Cash, cash equivalents, and short-term investments were $2.50 billion at October 31, 2020.

The section titled "Non-GAAP Financial Measures" below contains a description of the non-GAAP financial measures, and reconciliations between GAAP and non-GAAP information are contained in the tables below.

Financial Outlook:
"We are pleased with our strong third quarter performance," said Bill Losch, Chief Financial Officer of Okta. "Our strong growth in RPO and revenue, and record cash flows, are evidence of our success with large enterprise customers and the continued secular tailwinds driving our business. We are confident in our ability to continue executing at a high level and thus are raising our fiscal year 2021 outlook for both revenue and profitability."

For the fourth quarter of fiscal 2021, the Company expects:
•Total revenue of $221 million to $222 million, representing a growth rate of 32% to 33% year-over-year
•Non-GAAP operating loss of $2.0 million to $1.0 million
•Non-GAAP net loss per share of $0.02 to $0.01, assuming weighted shares outstanding of approximately 131 million

For the full year fiscal 2021, the Company now expects:
•Total revenue of $822 million to $823 million, representing a growth rate of 40% year-over-year
•Non-GAAP operating loss of $2.3 million to $1.3 million
•Non-GAAP net income per share, diluted of $0.04 to $0.05, assuming weighted shares outstanding of approximately 143 million

These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Okta has not reconciled its expectations as to non-GAAP operating loss and non-GAAP net income (loss) per share, diluted to its most directly comparable GAAP measure because certain items are out of Okta’s control or cannot be reasonably predicted. Accordingly, a reconciliation for forward-looking non-GAAP operating loss and non-GAAP net income (loss) per share, diluted is not available without unreasonable effort.

Chief Financial Officer Transition:
Current Okta Board member and audit committee chair, Mike Kourey, will join Okta as Chief Financial Officer in March 2021. Kourey will succeed Bill Losch, who will be retiring after serving as CFO at Okta since 2013. Losch will continue in his current role through early March 2021 and the filing of Okta’s Form 10-K, and will remain an advisor to Okta through the end of the company’s first quarter of fiscal 2022. Kourey will report directly to Todd McKinnon, Okta’s Chief Executive Officer and co-founder, step down from the Audit Committee in connection with this transition, and will resign from Okta’s board when he assumes the CFO role.

“I want to thank Bill for his invaluable contribution to Okta from our early years to helping set the course to achieve over $1 billion in revenue next year,” said McKinnon. “He’s been a fantastic leader, partner, and friend, and we are all going to sincerely miss him. We’re excited for the next chapter for Bill and wish him nothing but the best in his retirement next year.

“We couldn’t ask for a better successor than Mike, who has been an instrumental member of our board as audit committee chair over the past five years,” continued McKinnon. “Mike’s career in technology, both as an executive leader and board member, is second to none. He brings decades of experience in scaling companies, which will be key as we position Okta to become the next iconic technology company.”

Kourey joined Okta’s board as audit committee chair in 2015. Since early 2019, Kourey has served as the Chief Financial Officer of Vlocity Inc., a cloud software company that was acquired by Salesforce in June 2020. From 2015 to 2018, Kourey served as the Chief Financial Officer of Medallia, Inc., a cloud-based customer experience management company. Prior to Medallia, he served as a Partner at Khosla Ventures, a venture capital firm. Kourey also spent over 20 years in a variety of roles at Polycom, Inc., a communications solutions company, most recently as Chief Financial Officer. He previously served on the boards of RingCentral, Inc., Aruba Networks, Inc., Riverbed Technology, Inc. and other public and private companies. Kourey holds a Masters of Business Administration from Santa Clara University and a Bachelor of Science from University of California, Davis.

Conference Call Information:
Okta will host a live video webcast at 2:00 p.m. Pacific Time on December 2, 2020 to discuss the results and outlook. The news release with the financial results will be accessible from the Company’s website at investor.okta.com prior to the conference call. The live video webcast of the conference call will be accessible from the Okta investor relations website at investor.okta.com.

Supplemental Financial and Other Information:
Supplemental financial and other information can be accessed through the Company’s investor relations website at investor.okta.com.

Non-GAAP Financial Measures:
This press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net margin, non-GAAP net income (loss) per share, basic and diluted, free cash flow, free cash flow margin, current calculated billings and calculated billings. Certain of these non-GAAP financial measures exclude stock-based compensation, amortization of debt discount and debt issuance costs, non-cash charitable contributions, amortization of acquired intangibles, acquisition-related expenses and loss on early extinguishment and conversion of of debt.
Okta believes that non-GAAP financial information, when taken collectively with GAAP financial measures, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies.
The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by the Company's management about which expenses are excluded or included in determining these non-GAAP financial measures. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP.
Okta encourages investors to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.

Forward-Looking Statements: This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook, business strategy and plans, market trends and market size, opportunities and positioning. These forward-looking statements are based on current expectations, estimates, forecasts and projections. Words such as "expect," "anticipate," "should," "believe," "hope," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "might," "could," "intend," "shall" and variations of these terms and similar expressions are intended to identify these forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. For example, the market for our products may develop more slowly than expected or than it has in the past; our results of operations may fluctuate more than expected; there may be significant fluctuations in our results of operations and cash flows related to our revenue recognition or otherwise; the impact of COVID-19, related public health measures and any associated economic downturn on our business and results of operations may be more than we expect; a network or data security incident that allows unauthorized access to our network or data or our customers’ data could damage our reputation; we could experience interruptions or performance problems associated with our technology, including a service outage; we may not be able to pay off our convertible senior notes when due; and global economic conditions could deteriorate. Further information on potential factors that could affect our financial results is included in our most recent Quarterly Report on Form 10-Q and our other filings with the Securities and Exchange Commission. The forward-looking statements included in this press release represent our views only as of the date of this press release and we assume no obligation and do not intend to update these forward-looking statements.

About Okta
Okta is the leading independent provider of identity for the enterprise. The Okta Identity Cloud enables organizations to securely connect the right people to the right technologies at the right time. With over 6,500 pre-built integrations to applications and infrastructure providers, Okta customers can easily and securely use the best technologies for their business. Over 9,400 organizations, including Engie, JetBlue, Nordstrom, Takeda Pharmaceutical, Teach for America, T-Mobile and Twilio, trust Okta to help protect the identities of their workforces and customers.

Okta uses its investor.okta.com website as a means of disclosing material non-public information, announcing upcoming investor conferences and for complying with its disclosure obligations under Regulation FD. Accordingly, you should monitor our investor relations website in addition to following our press releases, SEC filings and public conference calls and webcasts.

Investor Contact:
Dave Gennarelli
investor@okta.com
415-851-4744

Media Contact:
Jenna Kozel
press@okta.com
415-418-9600

OKTA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019
Revenue:
Subscription	$206,743	$144,517	$571,213	$394,174
Professional services and other	10,636	8,520	29,471	24,566
Total revenue	217,379	153,037	600,684	418,740
Cost of revenue:
Subscription(1)	44,762	30,124	121,420	82,581
Professional services and other(1)	12,146	10,700	35,121	32,118
Total cost of revenue	56,908	40,824	156,541	114,699
Gross profit	160,471	112,213	444,143	304,041
Operating expenses:
Research and development(1)	58,150	41,832	160,510	115,909
Sales and marketing(1)	109,812	87,224	312,177	247,721
General and administrative(1)	44,485	28,887	121,019	81,540
Total operating expenses	212,447	157,943	593,706	445,170
Operating loss	(51,976)	(45,730)	(149,563)	(141,129)
Interest expense	(22,368)	(7,826)	(50,063)	(16,371)
Interest income and other, net	1,878	4,982	10,737	11,346
Loss on early extinguishment and conversion of debt	(89)	(14,572)	(2,263)	(14,572)
Interest and other, net	(20,579)	(17,416)	(41,589)	(19,597)
Loss before provision for (benefit from) income taxes	(72,555)	(63,146)	(191,152)	(160,726)
Provision for (benefit from) income taxes	209	349	(626)	(2,285)
Net loss	$(72,764)	$(63,495)	$(190,526)	$(158,441)

Net loss per share, basic and diluted	$(0.56)	$(0.53)	$(1.51)	$(1.37)

Weighted-average shares used to compute net loss per share, basic and diluted	128,813	118,976	126,222	115,598

(1) Amounts include stock-based compensation expense as follows (in thousands):

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019
Cost of subscription revenue	$6,090	$3,604	$15,229	$9,137
Cost of professional services and other	2,113	1,900	5,924	5,292
Research and development	17,546	10,894	44,434	26,322
Sales and marketing	14,368	10,937	38,693	26,959
General and administrative	13,535	8,400	35,494	21,984
Total stock-based compensation expense	$53,652	$35,735	$139,774	$89,694

OKTA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	October 31,	January 31,
	2020	2020
Assets
Current assets:
Cash and cash equivalents	$409,769	$520,048
Short-term investments	2,085,373	882,976
Accounts receivable, net of allowances	139,473	130,115
Deferred commissions	40,908	33,636
Prepaid expenses and other current assets	82,016	32,950
Total current assets	2,757,539	1,599,725
Property and equipment, net	62,405	53,535
Operating lease right-of-use assets	154,699	125,204
Deferred commissions, noncurrent	94,305	77,874
Intangible assets, net	28,953	32,529
Goodwill	48,023	48,023
Other assets	24,355	18,505
Total assets	$3,170,279	$1,955,395
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$5,114	$3,837
Accrued expenses and other current liabilities	47,330	36,887
Accrued compensation	61,600	40,300
Convertible senior notes, net	35,131	100,703
Deferred revenue	424,765	365,236
Total current liabilities	573,940	546,963
Convertible senior notes, net, noncurrent	1,709,777	837,002
Operating lease liabilities, noncurrent	185,860	154,511
Deferred revenue, noncurrent	7,349	6,214
Other liabilities, noncurrent	12,705	5,361
Total liabilities	2,489,631	1,550,051

Stockholders’ equity:
Preferred stock	—	—
Class A common stock	12	11
Class B common stock	1	1
Additional paid-in capital	1,569,714	1,105,564
Accumulated other comprehensive income	2,571	892
Accumulated deficit	(891,650)	(701,124)
Total stockholders’ equity	680,648	405,344
Total liabilities and stockholders' equity	$3,170,279	$1,955,395

OKTA, INC.
SUMMARY OF CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Nine Months Ended October 31,
	2020	2019
Cash flows from operating activities:
Net loss	$(190,526)	$(158,441)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation	139,774	89,691
Depreciation, amortization and accretion	23,694	12,336
Amortization of debt discount and issuance costs	47,261	15,653
Amortization of deferred commissions	28,428	20,541
Deferred income taxes	(2,414)	(3,069)
Non-cash charitable contributions	4,662	1,162
Loss on early extinguishment and conversion of debt	2,263	14,572
Other, net	4,515	84
Changes in operating assets and liabilities:
Accounts receivable	(10,547)	(9,393)
Deferred commissions	(51,837)	(36,641)
Prepaid expenses and other assets	(6,794)	(1,518)
Operating lease right-of-use assets	13,979	7,851
Accounts payable	1,377	1,962
Accrued compensation	37,863	17,352
Accrued expenses and other liabilities	2,442	4,017
Operating lease liabilities	(11,750)	(4,128)
Deferred revenue	60,663	58,737
Net cash provided by operating activities	93,053	30,768
Cash flows from investing activities:
Capitalization of internal-use software costs	(3,530)	(2,659)
Purchases of property and equipment	(11,297)	(9,980)
Purchases of securities available for sale and other	(1,845,958)	(321,462)
Proceeds from maturities and redemption of securities available for sale	386,774	244,393
Proceeds from sales of securities available for sale and other	206,129	17,329
Purchases of intangible assets	—	(8,500)
Payments for business acquisition, net of cash acquired	—	(44,223)
Net cash used in investing activities	(1,267,882)	(125,102)
Cash flows from financing activities:
Proceeds from issuance of convertible senior notes, net of issuance costs	1,134,841	1,040,760
Payments for repurchases of convertible senior notes	(447)	(224,414)
Proceeds from hedges related to convertible senior notes	195,046	405,851
Payments for warrants related to convertible senior notes	(175,399)	(358,622)
Purchases of capped calls related to convertible senior notes	(133,975)	(74,094)
Proceeds from stock option exercises	33,570	36,371
Proceeds from shares issued in connection with employee stock purchase plan	12,821	9,005
Other, net	—	(126)
Net cash provided by financing activities	1,066,457	834,731
Effects of changes in foreign currency exchange rates on cash, cash equivalents and restricted cash	121	(241)
Net increase (decrease) in cash, cash equivalents and restricted cash	(108,251)	740,156
Cash, cash equivalents and restricted cash at beginning of period	531,953	311,215
Cash, cash equivalents and restricted cash at end of period	$423,702	$1,051,371

OKTA, INC.
Reconciliation of GAAP to Non-GAAP Data
(In thousands, except percentages and per share data)
(unaudited)
Non-GAAP Gross Profit and Non-GAAP Gross Margin
We define non-GAAP gross profit and non-GAAP gross margin as GAAP gross profit and GAAP gross margin, adjusted for stock-based compensation expense and amortization of acquired intangibles.

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019
Gross profit	$160,471	$112,213	$444,143	$304,041
Add:
Stock-based compensation expense included in cost of revenue(1)	8,203	5,504	21,153	14,429
Amortization of acquired intangibles	1,593	1,347	4,780	3,895
Non-GAAP gross profit	$170,267	$119,064	$470,076	$322,365
Gross margin	74%	73%	74%	73%
Non-GAAP gross margin	78%	78%	78%	77%
(1) See table in footnote (1) to the condensed consolidated statements of operations above for breakdown of stock-based compensation expense by line item.
Non-GAAP Operating Income (Loss) and Non-GAAP Operating Margin
We define non-GAAP operating income (loss) and non-GAAP operating margin as GAAP operating loss and GAAP operating margin, adjusted for stock-based compensation expense, non-cash charitable contributions, amortization of acquired intangibles and acquisition-related expenses.

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019
Operating loss	$(51,976)	$(45,730)	$(149,563)	$(141,129)
Add:
Stock-based compensation expense(1)	53,652	35,735	139,774	89,694
Non-cash charitable contributions	2,245	510	4,662	1,162
Amortization of acquired intangibles	1,593	1,347	4,780	3,895
Acquisition-related expenses(2)	—	—	—	3,449
Non-GAAP operating income (loss)	$5,514	$(8,138)	$(347)	$(42,929)
Operating margin	(24)%	(30)%	(25)%	(34)%
Non-GAAP operating margin	3%	(5)%	—%	(10)%
(1) See table in footnote (1) to the condensed consolidated statements of operations above for breakdown of stock-based compensation expense by line item.
(2) We define acquisition-related expenses as costs associated with acquisitions, including transaction costs and other non-recurring incremental costs incurred.

Non-GAAP Net Income (Loss) and Non-GAAP Net Margin
We define non-GAAP net income (loss) and non-GAAP net margin as GAAP net loss and GAAP net margin, adjusted for stock-based compensation expense, non-cash charitable contributions, amortization of acquired intangibles, acquisition-related expenses, amortization of debt discount and debt issuance costs and loss on early extinguishment and conversion of debt.

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019(1)	2020	2019(1)
Net loss	$(72,764)	$(63,495)	$(190,526)	$(158,441)
Add:
Stock-based compensation expense(2)	53,652	35,735	139,774	89,694
Non-cash charitable contributions	2,245	510	4,662	1,162
Amortization of acquired intangibles	1,593	1,347	4,780	3,895
Acquisition-related expenses(3)	—	—	—	3,449
Amortization of debt discount and debt issuance costs(4)	20,931	7,540	47,261	15,653
Loss on early extinguishment and conversion of debt(5)	89	14,572	2,263	14,572
Non-GAAP net income (loss)	$5,746	$(3,791)	$8,214	$(30,016)
Net margin	(33)%	(41)%	(32)%	(38)%
Non-GAAP net margin	3%	(2)%	1%	(7)%
(1) Prior periods have been adjusted to conform to the current presentation. See footnotes (4) and (5) for additional details.
(2)    See table in footnote (1) to the condensed consolidated statements of operations above for breakdown of stock-based compensation expense by line item.
(3) We define acquisition-related expenses as costs associated with acquisitions, including transaction costs and other non-recurring incremental costs incurred.
(4) Amortization of debt issuance costs is an adjustment to non-GAAP net income (loss), effective July 31, 2020. Debt issuance costs included are $0.9 million and $2.3 million for the three and nine months ended October 31, 2020, respectively, and $0.5 million and $1.1 million for the three and nine months ended October 31, 2019, respectively.
(5) Loss on early extinguishment and conversion of debt is calculated inclusive of write-offs of debt issuance costs, effective July 31, 2020. The amounts of these write-offs are $0.1 million and $1.1 million for the three and nine months ended October 31, 2020, respectively, and $3.8 million for the three and nine months ended October 31, 2019, respectively.
Non-GAAP Net Income (Loss) per share, basic and diluted
We define non-GAAP net income (loss) per share, basic, as non-GAAP net income (loss) divided by GAAP weighted-average shares used to compute net loss per share, basic and diluted.
We define non-GAAP net income (loss) per share, diluted, as non-GAAP net income (loss) divided by GAAP weighted-average shares used to compute net loss per share, basic and diluted adjusted for the potentially dilutive effect of (i) employee equity incentive plans, excluding the impact of unrecognized stock-based compensation expense, and (ii) convertible senior notes outstanding and related warrants. In addition, non-GAAP net income (loss) per share, diluted, includes the anti-dilutive impact of the Company’s note hedge and capped call agreements on convertible senior notes outstanding, which fully reduced the potential dilutive effect of the convertible senior notes outstanding. Accordingly, the Company did not record any adjustments to non-GAAP net income (loss) for the potential impact of the convertible senior notes outstanding under the if-converted method.

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019(1)	2020	2019(1)
Net loss	$(72,764)	$(63,495)	$(190,526)	$(158,441)
Add:
Stock-based compensation expense(2)	53,652	35,735	139,774	89,694
Non-cash charitable contributions	2,245	510	4,662	1,162
Amortization of acquired intangibles	1,593	1,347	4,780	3,895
Acquisition-related expenses(3)	—	—	—	3,449
Amortization of debt discount and debt issuance costs(4)	20,931	7,540	47,261	15,653
Loss on early extinguishment and conversion of debt(5)	89	14,572	2,263	14,572
Non-GAAP net income (loss)	$5,746	$(3,791)	$8,214	$(30,016)

Weighted-average shares used to compute net loss per share, basic and diluted	128,813	118,976	126,222	115,598
Non-GAAP weighted-average effect of potentially dilutive securities	14,579	—	15,714	—
Non-GAAP weighted-average shares used to compute non-GAAP net income (loss) per share, diluted	143,392	118,976	141,936	115,598

Net loss per share, basic and diluted	$(0.56)	$(0.53)	$(1.51)	$(1.37)
Non-GAAP net income (loss) per share, basic(6)	$0.04	$(0.03)	$0.07	$(0.26)
Non-GAAP net income (loss) per share, diluted(6)	$0.04	$(0.03)	$0.06	$(0.26)

(1) Prior periods have been adjusted to conform to the current presentation. See footnotes (4), (5) and (6) for additional details.
(2)    See table in footnote (1) to the condensed consolidated statements of operations above for breakdown of stock-based compensation expense by line item.
(3) We define acquisition-related expenses as costs associated with acquisitions, including transaction costs and other non-recurring incremental costs incurred.
(4) Amortization of debt issuance costs is an adjustment to non-GAAP net income (loss), effective July 31, 2020. Debt issuance costs included are $0.9 million and $2.3 million for the three and nine months ended October 31, 2020, respectively, and $0.5 million and $1.1 million for the three and nine months ended October 31, 2019, respectively.
(5) Loss on early extinguishment and conversion of debt is calculated inclusive of write-offs of debt issuance costs, effective the three July 31, 2020. The amounts of these write-offs are $0.1 million and $1.1 million for the three and nine months ended October 31, 2020, respectively, and $3.8 million for the three and nine months ended October 31, 2019, respectively.
(6) The total impact of the adjustments noted in footnotes (4) and (5) and for the periods noted in footnote (1) above on non-GAAP net income (loss) per share, basic and diluted is $0.04 and $0.04 for the three and nine months ended October 31, 2019, respectively.

OKTA, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except percentages)
(unaudited)

Free Cash Flow and Free Cash Flow Margin
We define Free Cash Flow as net cash provided by operating activities, less cash used for purchases of property and equipment and capitalized internal-use software costs. Free cash flow margin is calculated as free cash flow divided by total revenue.

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019
Net cash provided by operating activities	$43,426	$10,640	$93,053	$30,768
Less:
Purchases of property and equipment	(628)	(63)	(11,297)	(9,980)
Capitalization of internal-use software costs	(1,204)	(1,329)	(3,530)	(2,659)
Free cash flow	$41,594	$9,248	$78,226	$18,129
Net cash used in investing activities	$(595,621)	$22,888	$(1,267,882)	$(125,102)
Net cash provided by financing activities	$5,210	$798,399	$1,066,457	$834,731
Free cash flow margin	19%	6%	13%	4%
Calculated Billings
We define Calculated Billings as total revenue plus the change in deferred revenue and less the change in unbilled receivables during the period.

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019
Total revenue	$217,379	$153,037	$600,684	$418,740
Add:
Unbilled receivables, current (beginning of period)	2,113	1,004	1,026	1,457
Deferred revenue, current (end of period)	424,765	306,743	424,765	306,743
Less:
Unbilled receivables, current (end of period)	(2,427)	(1,028)	(2,427)	(1,028)
Deferred revenue, current (beginning of period)	(391,246)	(283,724)	(365,236)	(245,622)
Current calculated billings	250,584	176,032	658,812	480,290
Add:
Deferred revenue, noncurrent (end of period)	7,349	7,013	7,349	7,013
Less:
Deferred revenue, noncurrent (beginning of period)	(5,574)	(7,469)	(6,214)	(8,768)
Calculated billings	$252,359	$175,576	$659,947	$478,535